                                                                     EXHIBIT 2.3

                             CLOSING STATEMENT

                              BROOKWOOD METROPLEX
                              Birmingham, Alabama
                       Closing Date - November 23, 1999

--------------------------------------------------------------------------------

                                                    Credit                       Credit
                                                  Purchaser                      Seller
                                                -------------              ----------------
Purchase price                                                              $15,250,000.00

Real Estate Taxes [1]                            113,481.93
 [See Schedule A]
Real Estate Taxes - Consulting Fees                                               3,281.25


Rent proration                                    38,088.39
 [See Schedule B]

Security Deposits                                 41,476.84
 [See Schedule C]

Service contracts [3]                              2,976.64
 [See Schedule D]

Leasing Commissions / Tenant Improvements [5]                                   619,431.00
 [See Schedule E]

Prepaid Rent                                           0.10
 [See Schedule F]

Capital Costs  [5]                                                              503,275.00
 [See Schedule G]

Utilities [2]                                          x.xx

                                                -------------              ----------------
    Sub-total                                    196,023.90                  16,375,987.25
                                                -------------              ----------------

Net amount due Seller                                                        16,179,963.35
Earnest Money                                                                  (302,041.95) [4]
                                                                           ----------------
Balance of cash to be funded by Purchaser                                   $15,877,921.40
                                                                           ================

APPROVED:  SELLER                       APPROVED:  PURCHASER

FIRST CAPITAL INCOME PROPERTIES,        METROPLEX, L.L.C., an Alabama limited
LTD. - SERIES VIII, a Florida           liability company
limited partnership
                                        By:   KBC, L.L.C., its manager

By: First Capital Financial
    Corporation, a Florida
    corporation, its managing
    general partner                     By:________________________________
                                        Name:______________________________
    By:___________________________      Title:_____________________________
    Name:_________________________
    Title:________________________
                                        PARCEL II, L.L.C., an Alabama
                                        limited liability company

                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

NOTES:
------

[1] All real estate taxes, personal property taxes and assessments relating to the Property are subject to reproration in accordance with the Purchase and Sale Agreement.

[2] Utility meters are to be read on 11/23/99 and Seller will pay final billing for such utilities up to such date. Utility deposits, if any, are to be refunded to Seller from the respective utility companies.

[3] Seller shall pay all invoices or charges payable to service contract vendors or other vendors of supplies or services (other than parties to construction contracts) which are unpaid at closing and relate to periods prior to and including November 22, 1999, or which relate to periods after closing to the extent Seller received a credit from Purchaser at closing.

[4] Includes interest earned on the Earnest Money of $2,041.95 received by Seller on October 12, 1999, upon Purchaser exercising option to extend Closing Date.

[5] Seller represents to Purchaser that all amounts set forth in these two categories have been paid or will be paid as of Closing. This representation shall survive Closing.

                              BROOKWOOD METROPLEX
                              Birmingham, Alabama
                       Closing Date - November 23, 1999

                        SCHEDULES TO CLOSING STATEMENT

Balance of cash to be funded by Purchaser:                                             $15,877,921.40






Total cash outlay by Purchaser at Closing                                              $15,877,921.40
                                                                                       ==============
-------------------------------------------------------------------------------------------------------

Amount due Seller                                                                      $15,877,921.40
Earnest Money                                                                                     -


Seller's expenses:

1.  Owner's title insurance premium                                                        (10,370.00)
2.  Endorsements to the Owners Title Policy up to $2,500                                    (2,287.50)
3.  Brokerage Commission to Jones Lang LaSalle Financial & Corporate Services              (35,000.00)
4.  Harbert Realty Services                                                                (10,690.21)
5.  Hallmark Builders                                                                      (44,679.12)
6.  Asbestos Abatement Corp.                                                               (40,017.00)
7.  Law Engineering  ($750 + $12,090)                                                      (12,840.00)
8.  Hardy                                                                                   (2,850.00)
                                                                                       --------------
Total                                                                                  $15,719,187.57
                                                                                       ==============
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Schedule A
[A] REAL ESTATE TAXES:
    ------------------
    ----------------------------------------------------------------------------

    1. Estimated Real Estate & Personal Property Taxes for Fiscal Year 10/1/98-9/30/99 and 10/1/99-9/30/00 based on current valuation & millage rate and 10/1/98 - 9/30/99 Personal Property Tax Bill
    -----------------------------------------------------

    Parcel I.D. - Real Estate Taxes
    -------------------------------
    28-17-3-0-8.000-RR-01
    Valuation:                        $ 10,721,600
    Millage Rate:                           0.0658
                                      ------------
                                        705,481.28
                                                20%
                                      ------------
    Estimated Real Estate Taxes         141,096.26

                                       Total Amount       Total Amount
                                        relating to        relating to
                                    10/1/98-9/30/99    10/1/99-9/30/00
                                           tax bill           tax bill
                                           --------           --------
                                                             48,242.15
    Municipal (10/1/99-9/30/00)           28,945.29          28,945.29
    Jefferson County                      13,936.63          13,936.63
    State of Alabama                      17,581.58          17,581.58
    School                                32,375.61          32,375.61
    Special School                            15.00              15.00
    Storm Water Fee                      -----------------------------
                                          92,854.10         141,096.26

                                                                                                        --------------
       Total 10/1/98 - 9/30/99 estimated real estate taxes to be paid
        by Purchaser in December, 1999  -  100% Seller's share                                           $ 92,854.10
       Seller's portion of 10/1/99 - 9/30/00 estimated real estate taxes to be paid by Purchaser in December, 1999 (for Municipal taxes only)
         Estimated Municipal                                      $48,242.15
         10/1/99-11/22/99                                                 53 days                          14.480874%
                                                                                                        --------------
         Seller's pro-rata share of Estimated 10/1/99 - 9/30/00 taxes to be paid by Purchaser            $  6,985.89
       Total 10/1/98 - 9/30/99 personal property taxes to be paid by Purchaser
        in December, 1999 - 100% Seller's share [Parcel 90-37-12538.00-PP]                               $    171.08
                                                                                                        --------------

         Credit to Purchaser for December 1999 payment of estimated real estate
          and personal property taxes                                                                   --------------
                                                                                                         $100,011.07
                                                                                                        --------------

       Balance of Seller's share of 10/1/99 - 9/30/00 estimated real estate taxes to be paid by Purchaser in December, 2000
         Estimated 10/99-9/00 real estate taxes                   $92,854.10
         10/1/99-11/22/99                                                 53 days                          14.480874%
                                                                                                        --------------
         Seller's pro-rata share of balance of estimated 10/1/99-9/30/00 taxes to be paid by Purchaser   $ 13,446.09
       Total Estimated 10/1/99 - 9/30/00 personal property taxes to be paid by
        Purchaser in December, 2000
         Estimated 10/99-9/00 personal property taxes             $   171.08
         10/1/99-11/22/99                                                 53 days                          14.480874%
                                                                                                        --------------
         Seller's pro-rata share of balance of estimated 10/1/99-9/30/00 taxes to be paid by Purchaser   $     24.77

         Credit to Purchaser for December 2000 payment of estimated real estate
                                                                                                        --------------
          and personal property taxes                                                                    $ 13,470.86
                                                                                                        --------------

       TOTAL CREDIT TO PURCHASER FOR DECEMBER 1999 & DECEMBER 2000
                                                                                                        --------------
       PAYMENTS OF ESTIMATED REAL ESTATE & PERSONAL PROPERTY TAXES                                       $113,481.93
                                                                                                        --------------


       2.  Credit for Payment of Real Estate Tax Consulting Fees

       Cost of tax consulting fees
           Avtax                       $       3,000.00
           Equity Office               $       1,375.00
                                      ------------------
       Total                           $       4,375.00
       Seller's portion of costs                     25%
       Purchaser's portion of cost                   75%

      ----------------------------------------------------------------------------------------------------------------
       CREDIT TO SELLER FOR PAYMENT OF PURCHASER'S
       PORTION OF TAX CONSULTING FEES                                                                    $  3,281.25
      ----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                  Schedule B

                                                                   November
                                                            -------------------------------               Purchaser
                                                                   Base        Escalation                   # of         Due
          [B]  RENT PRORATION:                                     Rent    Storage, Other         Total     Days      Purchaser
               --------------                               ---------------------------------------------------------------------
                                                                                                                    -------------
               American Behavioral Benefits                 $  4,298.25    $        21.34   $  4,319.59        8    $   1,151.89
               American Home Funding (Charter One)          $  3,880.00    $       169.87   $  4,049.87        8    $   1,079.97
               Atrion Medical Products                      $  1,632.28    $            -   $  1,632.28        8    $     435.27
               Behavioral Health Systems                    $  8,054.75    $        20.00   $  8,074.75        8    $   2,153.27
               Castle Mortgage Corporation                  $  8,465.34    $            -   $  8,465.34        8    $   2,257.42
               Capital Strategies Group                     $  8,579.81    $        42.38   $  8,622.19        8    $   2,299.25
               Sumi's Deli                                  $    300.00    $            -   $    300.00        8    $      80.00
               Harbert Realty Services                      $  3,063.13    $        14.65   $  3,077.78        8    $     820.74
               Highland Capital Holding                     $ 11,302.08    $         6.04   $ 11,308.12        8    $   3,015.50
               Hartford Fire Insurance                      $  2,792.71    $        13.07   $  2,805.78        8    $     748.21
               Hartford Fire  Insurance                     $  6,273.75    $            -   $  6,273.75        8    $   1,673.00
               Lighting Corp. of America                    $  2,777.92    $        54.86   $  2,832.78        8    $     755.41
               McDaniel, Bains & Norris                     $  5,454.17    $        24.96   $  5,479.13        8    $   1,461.10
               Officers Benefit Association                 $  5,100.70    $            -   $  5,100.70        8    $   1,360.19
               Personnel Services, Inc.                     $    536.25    $                $    536.25        8    $     143.00
               Right Management Consultants                 $  6,052.18    $        11.11   $  6,063.29        8    $   1,616.88
               Vulcan Materials Company (Suite 5051.01)     $  9,641.29    $            -   $  9,641.29        8    $       2,57
               Vulcan Materials Company (Suite 3128.42)     $  2,056.58    $            -   $  2,056.58        8    $         54
               Wainwright & Pope, P.C.                      $  3,033.34    $        33.35   $  3,066.69        8    $     817.78
               Cooney Rikard and Curtin                     $ 30,285.21    $            -   $ 30,285.21        8    $   8,076.06
               J&H Marsh & McLennan                         $ 18,840.08    $            -   $ 18,840.08        8    $   5,024.02
                                                            -------------------------------------------            --------------
               Total                                         142,419.82            411.63    142,831.45             $  38,088.39
                                                            ============================================           ==============

--------------------------------------------------------------------------------

                                  Schedule C

[C]  DEPOSITS:
     ---------
                                                              Total
                                                       ----------------------
     Atrion Medical Products                           $           1,376.00
     Behavioral Health Systems                         $             754.00
     Capital Strategies Group                          $           8,443.63
     Sumi's Deli                                       $             618.00
     Cooney Rikard and Curtin                          $          30,285.21
     Highland Capital Management [1]                   $                -
     McDaniel, Bains & Norris [2]                      $                -
     Castle Mortgage Corporation [3]                   $                -
                                                      -----------------------
                                                       $          41,476.84
                                                      =======================

     _________________________________

     [1] Tenant has posted a security deposit in the form of a Letter of Credit in the amount of $53,101 to be reduced each anniversary as set forth in Section VI of lease.
     [2] Tenant has posted a security deposit in the form of a Letter of Credit in the amount of $35,574
     [3] Tenant has posted a security deposit in the form of a Letter of Credit in the amount of $8,465.34
--------------------------------------------------------------------------------

                                  Schedule D

     SERVICE CONTRACTS:
     ------------------
[D]  PAID BY SELLER:                                     Payment         Begin            End      # days           Credit
     --------------                                ----------------------------------------------------------------------------
                                                                                                                ---------------
     Ace Window-quarterly (atrium)                        300.00      10/01/99       12/31/99          39                127.17
     Ace Window-semi-annual (exterior)                  1,950.00      07/01/99       12/31/99          39                413.32
     Carrier Corp.                                      1,881.90      11/01/99       11/30/99           8                501.84
     Environmental Design                               3,822.33      11/01/99       11/30/99           8              1,019.29
     Browning Ferris                                      535.30      11/01/99       11/30/99           8                142.75
     Entergy Security                                     230.00      11/01/99       11/30/99           8                 61.33
     Graphic Corp.                                         40.00      11/01/99       11/30/99           8                 10.67
     Waynes Pest Control                                  132.00      11/01/99       11/30/99           8                 35.20
     Stuart Organization-quarterly                         92.00      10/01/99       12/31/99          39                 39.00


                                                                                                                ---------------
     Total Credits to Seller                            8,983.53                                                       2,350.57
                                                   --------------                                               ---------------

     PAID BY PURCHASER:
     ------------------
                                                                                                                ---------------

     Bagby Elevator                                       961.00      11/01/99       11/30/99          22                704.73
     Prichard Industries (estimate)                     5,558.22      11/01/99       11/30/99          22              4,076.03
     Message Technology                                   107.75      11/01/99       11/30/99          22                 79.02
     Gentry                                                50.00      11/01/99       11/30/99          22                 36.67
     Nalco                                                587.40      11/01/99       11/30/99          22                430.76
                                                                                                                ---------------
                                                                                                                      $5,327.21
                                                                                                                ---------------

                                                                                                                ---------------
     Net Credit to Purchaser/<Seller>                                                                                  2,976.64
                                                                                                                ===============

      _____________________________________

--------------------------------------------------------------------------------

                                  Schedule E


[E] LEASING COMMISSIONS/TENANT IMPROVEMENTS:
    ---------------------------------------

                                                                                    Amount Due     Amount Due
                                                                                   to Purchaser     to Seller
            Tenant
            -----------------------                                -----------------------------------------------------------
            J&H Marsh McLennan
                 - Tenant Improvements                                                              123,880.00
                 - Architect Allowance                                                               15,485.00
                 - Leasing Commissions                                                               69,875.00
                 - Air testing                                                                        4,160.00
            Hartford Life Insurance
                 - Tenant Improvements                                                               43,020.00
                 - Leasing Commissions                                                               23,985.00
                 - TI Loan                                                                           30,221.00
                 - Abestos materials survey                                                           1,500.00
            Southtrust Bank
                 - Asbestos Abatement (previously paid)                                              28,785.00
                 - Asbestos Abatement (paid at closing)
                 - Asbestos Abatement supervision (paid at closing                                    4,045.00
                 - Leasing Commissions                                                              166,274.00
                 - Architectual service                                                               1,193.00
                 - Asbestos Air Testing (paid at closing)                                            12,090.00
                 Highland Capital
                 - Tenant Improvements                                                               31,767.00
                 - Leasing Commissions                                                                5,253.00
                 - Abestos testing                                                                    1,000.00
            Officers Benefit Association
                 - Tenant Improvements                                                                7,878.00
                 - Leasing Commissions                                                                3,682.00
            Right Management Lease
                 - Tenant Improvements                                                                  856.00
                 - Leasing Commissions                                                                2,688.00
                 - Asbestos Testing (paid at closing)                                                   750.00
            Wainright & Pope
                 - Architectual service                                                                 472.00
            Sumi's Deli
                 - Floor Maintenance                                                                    150.00
                 - Painting                                                                             405.00
                                                                   ------------------------------------------------------------
                                                                                                    619,431.00
            Total Amount Due Seller                                                                              $  619,431.00
                                                                                                                ===============

-------------------------------------------------------------------------------------------------------------------------------

                                                    Schedule F
 [F] PREPAID RENTS
     -------------

     Tenant                                                                                                      Prepaid Rent
     --------------------------------------------------------------------------------------------------------------------------

     Atrion Medical Products                                                                                              0.10


                                                                                                                --------------

     Total Due Purchaser                                                                                         $        0.10
                                                                                                                ==============

 -----------------------------------------------------------------------------------------------------------------------------

                                                    Schedule G

[G] CAPITAL COSTS
    -------------
                                                                                    Amount Due      Amount Due
                                                                                   to Purchaser      to Seller
    Project
    ---------------------                           ---------------------------------------------------------------------------
    Sprinklers                                                                                       166,219.00
    Fire Pump                                                                                         87,745.00
    Ceiling Replacement                                                                               87,416.00
    Fire Alarm/Elect Upgrade                                                                          33,197.00
    Demolition/Misc Upgrades                                                                          30,341.00
    Corridor Extension                                                                                90,817.00
    ACM Survey                                                                                         7,540.00
                                                    ---------------------------------------------------------------------------
                                                                                                     503,275.00
    Total Amount Due Seller                                                                                      $  503,275.00
                                                                                                               ================

-------------------------------------------------------------------------------------------------------------------------------